Exhibit 21.1
SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2008 *

Organization	Jurisdiction
Atlantic Automotive Components, L.L.C.	Michigan, U.S.A.
GCM/Visteon Automotive Systems, LLC	Mississippi, U.S.A.
GCM/Visteon Automotive Leasing Systems, LLC	Mississippi, U.S.A.
Infinitive Speech Systems Corp.	Delaware, U.S.A.
Infinitive Speech Systems UK Limited	England
SunGlas, LLC	Delaware, U.S.A.
Autovidrio S.A. de C.V.	Mexico
Fairlane Holdings, Inc.	Delaware, U.S.A.
Tyler Road Investments, LLC	Michigan, U.S.A.
VC Aviation Services, LLC	Michigan, U.S.A.
Visteon Climate Control Systems Limited	Delaware, U.S.A.
ARS, Inc.	Delaware, U.S.A.
Visteon Domestic Holdings, LLC	Delaware, U.S.A.
Halla Climate Systems Alabama Corp.	Delaware, U.S.A.
LTD Parts, Incorporated	Tennessee,U.S.A.
VC Regional Assembly & Manufacturing, LLC	Delaware, U.S.A.
MIG-Visteon Automotive Systems, LLC	Tennessee,U.S.A.
Visteon Technologies, LLC	Delaware, U.S.A.
Visteon Electronics Corporation	Delaware, U.S.A.
Visteon Global Technologies, Inc.	Michigan, U.S.A.
Visteon Holdings GmbH	Germany
Visteon Deutschland GmbH	Germany
Visteon Handels and Service GmbH	Germany
Visteon Global Treasury, Inc.	Delaware, U.S.A.
Visteon International Business Development, Inc.	Delaware, U.S.A.
Visteon International Holdings, Inc.	Delaware, U.S.A.
Brasil Holdings Ltda.	Brazil
Visteon Sistemas Automotivos Ltda.	Brazil
Visteon Brasil Trading Company Ltd.	Brazil
Climate Systems India Limited	India
Duck Yang Industry Co., Ltd.	Korea
Halla Climate Control Corporation	Korea
Climate Global LLC	Korea
Visteon Automotive Systems India Private Limited	India
Visteon Climate Control (Beijing) Co., Ltd.	China
Halla Climate Control Canada Inc.	Canada
Halla Climate Control (Dalian) Co., Ltd.	China
Halla Climate Control (Portugal) Ar Condicionado, LDA	Portugal
Halla Climate Control Slovakia s.r.o.	Slovakia
Halla Climate Control (Thailand) Company Limited	Thailand
Visteon Automotive Components Production Industry and Commerce AS	Turkey
Jiangxi Fuchang Climate Systems, Ltd.	China
TACO Visteon Engineering Private Limited	India
Visteon Adria d.o.o.	Croatia
Visteon Amazonas Ltda.	Brazil
Visteon Asia Holdings, Inc.	Delaware, U.S.A.
Visteon Asia Pacific, Inc.	China

Organization	Jurisdiction
Visteon Automotive Holdings, LLC	Delaware, U.S.A.
Grupo Visteon, S.de R.L. de C.V.	Mexico
Aeropuerto Sistemas Automotrices S.de R.L de C.V.	Mexico
Altec Electronica Chihuahua, S.A. de C.V.	Mexico
Carplastic S.A. de C.V.	Mexico
Climate Systems Mexicana, S.A. de C.V.	Mexico
Coclisa S.A. de C.V.	Mexico
Lamosa S.A. de C.V.	Mexico
Visteon de Mexico S. de R.L.	Mexico
Visteon Holdings, LLC	Delaware, U.S.A.
Visteon Canada Inc.	Canada
Visteon Caribbean, Inc.	Puerto Rico
Visteon Climate Control(Chongqing) Co., Ltd.	China
Visteon Climate Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Electronics Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Electronics Korea Ltd.	Korea
Visteon Engineering Services Limited	United Kingdom
Visteon Engineering Services Pension Trustees Limited	United Kingdom
Visteon European Holdings Corporation	Delaware, U.S.A.
Visteon Financial Corporation	Delaware, U.S.A.
Visteon Holdings Espana SL	Spain
Cadiz Electronica, S.A.	Spain
Eldeberries, s.r.o.	Czech Republic
Visteon-Autopal, s.r.o.	Czech Republic
Visteon Sistemas Interiores Espana, S.L.	Spain
Visteon Holdings France SAS	France
Visteon Holdings Italia, s.r.l.	Italy
Visteon Interior Systems Italia S.r.l.	Italy
Visteon Interior Systems Holdings France SAS	France
Visteon Ardennes Industries SAS	France
Visteon Systemes Interieurs SAS	France
Reydel International NV	Netherlands
Reydel Limited	United Kingdom
Reydel Nederland NV	Netherlands
Visteon Software Technologies SAS	France
Visteon Netherlands Holdings B.V.	Netherlands
Visteon Netherlands Finance B.V.	Netherlands
Visteon Portugesa, Ltd.	Bermuda
Visteon Hungary Kft	Hungary
Visteon Interiors Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Interiors Korea Limited	Korea
Visteon International Holding (BVI) Limited	British Vir. Isles
Visteon International Holdings (Hong Kong), Ltd.	Hong Kong
Visteon International Trading (Shanghai) Co., Ltd.	China
Visteon Japan, Ltd.	Japan
Visteon-Nichirin-Czech s.r.o	Czech Republic
Visteon Philippines, Inc.	Philippines
Visteon Poland S.A.	Poland
Visteon S.A.	Argentina
Visteon Singapore Holdings Pte. Ltd.	Singapore
Visteon Slovakia S.r.o.	Slovakia
Visteon South Africa (Pty) Limited	South Africa
Visteon Technical & Services Centre Private Limited	India
Visteon (Thailand) Limited	Thailand
Visteon UK Limited	England
Visteon LA Holdings Corp.	Delaware, U.S.A.

Organization	Jurisdiction
Visteon Systems, LLC	Delaware, U.S.A.
Visteon AC Holdings Corp.	Delaware, U.S.A.

*	Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant Subsidiary.